Exhibit 10.5
ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”), dated as of October 1, 2010, is by and among AGFEED INDUSTRIES, INC., a Nevada corporation (the “Parent”), AGFEED ANIMAL NUTRITION HOLDINGS, INC., a British Virgin Island corporation (“AANI Holdings”), and AGFEED ANIMAL NUTRITION, INC., a British Virgin Islands corporation and a wholly-owned subsidiary AANI Holdings (AANI Holdings and AANI, along with their subsidiaries, being collectively referred to herein as, the “AANI Group”).

BACKGROUND

WHEREAS, AANI Holdings is a wholly-owned subsidiary of AgFeed Industries, Inc., a British Virgin Island corporation and wholly-owned subsidiary of the Parent (the “AgFeed BVI”);

WHEREAS, AgFeed BVI and AANI have entered into a Master Separation Agreement, dated July 19, 2010 (the “Master Separation Agreement”), pursuant to which the parties thereto have agreed to consummate an internal reorganization to separate the animal nutrition business of the Parent from its other businesses; and

WHEREAS, it is a covenant of AgFeed BVI pursuant to the Master Separation Agreement that the Parent shall have executed and delivered this Agreement to AANI.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.       Incorporation of Background; Defined Terms.  The Background provisions to this Agreement are incorporated herein by reference thereto as if fully set forth in this Agreement.  Any capitalized terms used in this Agreement or the Background provisions hereof which are not so defined, but which are defined in the Master Separation Agreement, shall have the meanings given to those terms in the Master Separation Agreement.

2.       Administrative Services and Fees.

(a)         Administrative Services.  The services to be rendered by the Parent to the AANI Group under this Agreement following the consummation of the Separation are set forth on Exhibit A attached hereto and are hereinafter referred to as the “Administrative Services.”  The Parent agrees to provide, or cause to be provided, each of the Administrative Services for the period set forth on Exhibit A.

(b)         Fees.  In consideration of the Parent providing the Administrative Services to the AANI Group, AANI Holdings shall pay to the Parent a fee for each calendar month (prorated for any partial months) in an amount equal to the actual Direct Costs and Indirect Costs of providing such services during the preceding calendar month plus 0.5%.  The fees shall be paid monthly in arrears based on invoices provided to AANI Holdings by the Parent.  Such invoices shall be paid within fifteen (15) days after the Parent renders an invoice for such services.  “Direct Costs” shall include compensation and travel expenses attributable to employees, temporary workers, and contractors directly engaged in performing the services as well as materials and supplies consumed in performing the services. “Indirect Costs” shall include occupancy, IT supervision and other overhead burden of the department incurring the direct costs of providing the service.  For purposes of this Section 2(b), the term the “Parent” shall mean any member of the AgFeed Group.

(c)         Termination Rights.  Notwithstanding the foregoing, or anything else set forth in this Agreement to the contrary, (i) the Parent shall have the right to terminate this Agreement as to any or all of the Administrative Services at any time prior to the expiration of the term hereof, and from time to time prior to the expiration of the term hereof in the event that AANI Holdings fails to pay any fee when due under Section 2(b) hereof and such failure continues for a period of ten (10) business days following written notice thereof from the Parent to AANI Holdings, and (ii) AANI Holdings may terminate its usage of all or any portion of the Administrative Services at any time on ten (10) days’ prior written notice to the Parent.

3.       Termination.  The term of the Agreement shall commence on the date of the consummation of the Separation and shall terminate upon the discontinuation of all of the Administrative Services, except for those provisions of this Agreement which, by their terms, survive such termination.

4.       Manner of Providing Administrative Services; Limitation on Liability.

(a)         Nature of Administrative Services; Limited Warranty.  AANI Holdings and AANI acknowledge that the AgFeed Group is not in the business of providing services such as the Administrative Services to third parties not affiliated with the Parent, and that the Parent is willing to provide, or cause to be provided, the Administrative Services only on a transition basis as an accommodation to the AANI Group.  Notwithstanding the foregoing, the Parent will use its commercially reasonable efforts to provide, or cause to be provided, the Administrative Services to the AANI Group in good faith and with due care, consistent with the care that it exercises in the normal performance of similar services for itself.  EXCEPT AS SET FORTH HEREIN, THERE ARE NO WARRANTIES RELATING TO THE ADMINISTRATIVE SERVICES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)         Limitation on the Parent’s Liability.  Notwithstanding anything contained in this Agreement or any other agreement, document or instrument to the contrary, neither the Parent nor any of its affiliates will be liable (in contract, tort or otherwise) to the AANI Group for any losses, liabilities, claims and expenses including, without limitation, attorneys’ fees (collectively “Losses”) suffered by the AANI Group arising out of or attributable, directly or indirectly, to the performance or non-performance of any Administrative Services or otherwise arising out of this Agreement with respect to the Administrative Services in excess of the fees actually paid by AANI Holdings to the Parent pursuant to this Agreement.

5.       Access to Records; Cooperation.

(a)         During the term of this Agreement, the AANI Group shall provide the Parent and its authorized representatives reasonable access to the AANI Group’s records to the extent they relate to the Administrative Services at reasonable times during reasonable business hours upon prior written notice.

(b)         Each party hereto agrees to cooperate with the other party in the provision of the Administrative Services hereunder, and each party agrees to use reasonable efforts in good faith to cooperate with the other party in all matters relating to the provision and receipt of such Services.

6.       Confidential Information.  The Parent, AANI Holdings, and AANI acknowledge that, by reason of their relationship pursuant to this Agreement, they each may have access to certain proprietary information concerning the business, operations and affairs of the other and their respective business and operations, which information is of a confidential and proprietary nature (collectively, the “Confidential Information”), all of which Confidential Information is a valuable, special and unique asset of the party hereto to whom it belongs (the “Disclosing Party”), access to and knowledge of which are essential to the preservation of the goodwill, going business value and proprietary rights of such Disclosing Party.  In recognition of the highly competitive nature of the business of the parties, the Parent, AANI Holdings, and AANI acknowledge that all of the Confidential Information of a Disclosing Party shall be considered confidential.  In recognition of this fact, any party hereto who, in any way, receives any Confidential Information of a Disclosing Party (a “Recipient”) will not, at any time, disclose, or permit or cause the disclosure of, any such Confidential Information to any person for any reason or purpose whatsoever, except to the extent necessary in the performance of its obligations under this Agreement (provided that the Recipient shall require any person to whom such Confidential Information may be disclosed in connection with the performance of its obligations hereunder to execute a nondisclosure agreement in form and substance acceptable to the Disclosing Party), nor shall such Recipient make use of any of the Disclosing Party’s Confidential Information for its own purposes or for the benefit of any other person under any circumstances at any time, other than for the purpose of performing such party’s obligations under this Agreement.  Notwithstanding the foregoing or anything contained herein to the contrary, the term “Confidential Information” shall not include information which:

(a)         at the time of receipt from or on behalf of the Disclosing Party is already in the possession of the Recipient or its affiliates on a non-confidential basis;

(b)         becomes generally available to the public other than as a result of a disclosure by the Recipient or its representatives;

(c)          becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not known by the Recipient to be bound by a confidentiality agreement with the Disclosing Party or another party; or

(d)         was independently developed by the Recipient or its representatives without reference to the Confidential Information.

7.       Notices.  Any notice, demand, request or consent permitted or required to be delivered hereunder shall be so delivered in accordance with Section 8.01 of the Master Separation Agreement.

8.       Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania (without giving effect to any conflicts of laws principles thereof or of any other State).

9.       Miscellaneous.

(a)         This Agreement shall be binding upon and inure to the benefit of each party hereto, its legal successors and permitted assigns, including, without limitation, successors by merger or consolidation, provided, however, that neither the Parent, on the one hand, nor AANI Holdings or AANI, together on the other hand, shall have the right to assign this Agreement without the consent of the other party, except that (i) upon at least ten (10) days’ prior written notice to the Parent, AANI Holdings or AANI shall be permitted to assign its rights under this Agreement in connection with a sale of the AANI Group’s business, whether by sale of assets, sale of stock, merger, consolidation or otherwise, and (ii) AANI Holdings and AANI shall be permitted to assign its rights under this Agreement to its senior lender(s) for collateral purposes, so long as neither assignment transaction described in clause (i) or (ii) shall expand, increase or otherwise adversely impact the scope and nature of the duties and obligations of the Parent hereunder.

(b)         This Agreement (together with the Master Separation Agreement) contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.  It may not be amended, modified or supplemented, and none of its provisions may be waived, except by an agreement in writing signed by the parties hereto.

(c)         If any term, condition or provision of this Agreement shall be declared, to any extent, invalid or unenforceable, the remainder of the Agreement, other than the term, condition or provision held invalid or unenforceable, shall not be affected thereby and shall be considered in full force and effect and shall be valid and be enforced to the fullest extent permitted by law.

(d)         The headings set forth in this Agreement are used solely for convenience of reference and shall not control or affect the meaning or interpretation of any of the provisions.

(e)         This document may be translated into languages other than English.  If any conflict between this Agreement and any translation into a language other than English arises, the English version of this document shall control the meaning or interpretation of any provisions.

(f)         This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement. The exchange (by facsimile) of facsimile copies of executed counterparts of this Agreement shall be deemed execution and delivery thereof.

(g)         Each party agrees to execute such agreements and other documents and to take such further actions as the other party may reasonably request in order to carry out the provisions of this Agreement in accordance herewith.

(h)         The Parent and the AANI Group are each independent contractors.  This Agreement does not in anyway create any fiduciary relationship between the parties nor the relationship of principal and agent, franchise, joint venture or partnership.  Neither party shall have any right, authority or power to bind the other in any contract or to the performance of any obligation as to any third party without the other party’s prior written consent.  Neither party hereto shall act, attempt to act or represent itself to others, as an agent of the other party or in any manner assume or create any obligation on behalf of or in the name of the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.

AGFEED INDUSTRIES, INC.

By
Name:
Title:

(The “Parent”)

AGFEED ANIMAL NUTRITION HOLDINGS, INC.

By
Name:
Title:

(“AANI Holdings”)

AGFEED ANIMAL NUTRITION INC.

By
Name:
Title:

(“AANI”)

EXHIBIT A

The Parent shall provide the following services and devote the personnel required to perform such services in a manner consistent with that provided by the Parent to the Business immediately prior to the reorganization and IPO:

Service to be Provided

1.	Accounting and Financial Reporting Administration

2.	Human Resources Administration

3.	Information Technology Maintenance and Administration

4.	Legal and Compliance Administration

5.	Additional Services

SCHEDULE “A”

SERVICES PROVIDED BY THE PARENT
Accounting and Financial Reporting Administration

The Parent will provide the following accounting and financial reporting administrative services on behalf of the AANI Group until the termination or amendment of this Agreement:

•	___________________________.

•	___________________________.

Human Resources Administration

The Parent will provide the following human resources services on behalf of the AANI Group until the termination or amendment of this Agreement:

•	________________________.

•	________________________.

Information Technology Maintenance and Administration

The Parent will provide the following information technology maintenance and administrative services on behalf of the AANI Group until the termination or amendment of this Agreement:

•	___________________________.

•	___________________________.

Legal and Compliance Administration

The Parent will provide the following legal services on behalf of the AANI Group until the termination or amendment of this Agreement:

•	________________________.

•	________________________.

Additional Services

The AANI Group may request that the Parent provide additional services with respect to management or administrative functions that are not set forth above.